EXHIBIT 24a

Consent of Independent Registered Public Accounting Firm

The Board of Directors

New Brunswick Scientific Co., Inc.:

We consent to incorporation by reference in the registration statements (No. 33-16024, No. 333-69202, No. 333-69206, No. 333-69208, No. 333-136496, No. 333-137047 and No. 333-137050) on Form S-8 of New Brunswick Scientific Co., Inc. of our report dated March 29, 2007, with respect to the consolidated balance sheets of New Brunswick Scientific Co., Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity, cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 2006, and related schedule, which report appears in the December 31, 2006 annual report on Form 10-K of New Brunswick Scientific Co., Inc.

Our report on the consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment”, effective January 1, 2006, and the adoption of SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106 and 132R”, as of December 31, 2006.

(s)/KPMG LLP

Short Hills, New Jersey

March 29, 2007